Exhibit 2.9A

STATE OF NEVADA
ROSS MILLER Secretary of State SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings		Commercial Recordings Division 202 N. Carson Street Carson City, NV 89701-4069 Telephone (775) 684-5708 Fax (775) 684-7138

OFFICE OF THE SECRETARY OF STATE

GREENBERG TRAURIG LLP		Job:C20130117-3936
3773 HOWARD HUGHES PKWY STE 500 NORTH LAS VEGAS, NV 89109		January 17, 2013

Special Handling Instructions:

01-17-13 CC/MERGER/REPLACEMENT BL/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Merge In	20130027490-78	1/17/2013 11:38:07 AM	1	$350.00	$350.00
24 Hour Expedite	20130027490-78	1/17/2013 11:38:07 AM	1	$125.00	$125.00
Merge Out	20130027490-78	1/17/2013 11:38:07 AM	1	$0.00	$0.00
Copies - Certification of Document	20130027490-78	1/17/2013 11:38:07 AM	1	$30.00	$30.00
Business License	20130010227-38	1/7/2013 3:19:15 PM	1	$0.00	$0.00

Total					$505.00

Payments

Type	Description	Amount
Billed	751017	$505.00

Total		$505.00

	Credit Balance:	$0.00

Job Contents:
Certified File Stamped Copy(s):	1
Business License(s):	1

GREENBERG TRAURIG LLP

3773 HOWARD HUGHES PKWY STE 500 NORTH

LAS VEGAS, NV 89109

STATE OF NEVADA
ROSS MILLER Secretary of State		SCOTT W. ANDERSON Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy

January 17, 2013

Job Number:	C20130117-3936
Reference Number:
Expedite:
Through Date:

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)	Description	Number of Pages
20130027490-78	Merge In	6 Pages/1 Copies

Respectfully,

ROSS MILLER Secretary of State
Certified By: A Frieser Certificate Number: C20130117-3936 You may verify this certificate online at http://www.nvsos.gov/

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (755) 684-5708 Website: www.nvsos.gov

	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20130027490-78 Filing Date and Time 01/17/2013 11:38 AM Entity Number C38-1985

Articles of Merger (PURSUANT TO NRS 92A.200) Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger

(Pursuant to NRS Chapter 92A)

1)	Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required Information for each additional entity from article one.

Actavis Inc.

Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

and, Watson Pharmaceuticals, Inc. Name of surviving entity Nevada	Corporation
Jurisdiction	Entity type *

*	Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Merger (PURSUANT TO NRS 92A.200) Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2)	Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3)	Choose one:

☐	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒	The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4)	Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are more than four merging entities, check box and attach an 8 1/2” X 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Watson Pharmaceuticals, Inc.

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Merger (PURSUANT TO NRS 92A.200) Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b)	The plan was approved by the required consent of the owners of *:

Actavis Inc.

Name of merging entity, If applicable

Name of merging entity, if applicable

Name of merging entity, If applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

*	Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Merger (PURSUANT TO NRS 92A.200) Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c)	Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Merger (PURSUANT TO NRS 92A.200) Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

5)	Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

Article I of the Articles of the Surviving Entity is hereby amended to read in its entirety as follows:

ARTICLE I: The name of this corporation shall be Actavis Inc.

6)	Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or,

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: January 21, 2013            Time:

*	Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of Subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised: 8-31-11

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov
Articles of Merger (PURSUANT TO NRS 92A.200) Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)	Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230) *

☐	If there are more than four merging entities, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

Actavis, Inc.
Name of merging entity

X	President	1/17/13
Signature	Title	Date

Name of merging entity
X
Signature	Title	Date

Name of merging entity
X
Signature	Title	Dale

Name of merging entity
X
Signature	Title	Date

and,

Watson Pharmaceuticals, Inc. Name of surviving entity
X	Chief Legal Officer - Global	1/17/13
Signature	Title	Date

*	The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.280). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised: 8-31-11

NEVADA STATE BUSINESS LICENSE

ACTAVIS INC.

Nevada Business Identification # NV19851000416

Expiration Date: January 31, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on January 17, 2013

ROSS MILLER Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License

online at www.nvsos.gov under the Nevada Business Search.